Exhibit 99.1

Meade Instruments Corporation
6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
(949) 451-1450 ■ FAX: (949) 451-1460 ■ www.meade.com

Brent W. Christensen, CFO Meade Instruments Corp. (949) 451-1450	E.E. Wang/Brandi Piacente The Piacente Group (212)481-2050

MEADE INSTRUMENTS FILES
FORM 10-Q FOR SECOND QUARTER OF FISCAL 2007
—Company To Host Investor Conference Call on Tuesday, December 12, 2006
to Discuss Prior Results and Company Outlook—

IRVINE, Calif. – December 11, 2006 – Meade Instruments Corp. (NASDAQ: MEAD) today announced that it has filed its Quarterly Report on Form 10-Q for the three month period ended August 31, 2006.

FISCAL 2007 SECOND QUARTER AND SIX MONTHS FINANCIAL HIGHLIGHTS

•	The Company’s revenues for the second quarter of fiscal 2007 were $18.6 million, compared with $21.9 million for the same period in the last fiscal year. For the six months period ending August 31, 2006, the Company recorded revenues of $37.3 million, compared with $43.4 million for the same period last fiscal year.

•	Net loss for the three months ended August 31, 2006 was $(5.9) million, or $(0.30) per share, compared with net loss of $(1.5) million, or $(0.08) per share for the three months ended August 31, 2005. For the first half of fiscal 2007, the company recorded net loss of $(9.5) million, or $(0.49) per share, compared with net loss of $(2.2) million, or $(0.12) per share for the first half of fiscal 2006.

A copy of the Company’s complete Quarterly Report on Form 10-Q is available on the Company’s website at www.meade.com.

“We’re pleased to have brought our annual and quarterly filings up to date,” said Steven Muellner, CEO and President of Meade. “While the results for our last fiscal year and the first half of this current fiscal year are disappointing, our focus during this time has been on taking definitive strategic actions to right-size the company and put us on track to return to profitability.”

The Company will host a conference call on Tuesday, December 12 at 10:30AM EST/7:30AM PST to discuss its results and current outlook. Interested parties may participate in the conference call by dialing 1- (800) 263-8506 (international dial-in: (719) 457-2681) 5-10 minutes prior to the initiation of the call. A webcast of the conference call will also be available under the investor information section of Meade Instruments’ website, www.meade.com.

A replay of the call will be available starting at 12:30PM EST/9:30AM PST on December 12, 2006 and through 11:59PM EST on December 26, 2006. Investors may access the audio replay by dialing (888) 203-1112 (international dial-in (719) 457-0820) and entering the passcode 2544527. An audio webcast of the call will be archived and available on the website.

About Meade Instruments
Meade is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars under the Bresser®, Meade® and Simmons® brand names that address the needs of everyone from the casual observer to the serious sporting or birding observer. Meade also offers a complete line of riflescopes under the Simmons®, Weaver® and Redfield® brand names. The Company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

“Safe-Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This news release contains comments and forward-looking statements based on current plans, exceptions, events, and financial and industry trends that may affect the Company’s future operating results and financial position expectations. Such statements, including the Company’s ability to right-size the Company and return to profitability, involve risks and uncertainties which cannot be predicted or quantified and which may cause future activities and results of operations to differ materially from those discussed above. Such risks and uncertainties include, without limitation: the Company’s ability to successfully execute its strategic actions and initiatives, as well as the other risks and uncertainties previously set forth in the Company’s filings with the Securities and Exchange Commission. The historical results achieved are not necessarily indicative of future prospects of the Company. For additional information, refer to the Company’s filings with the Securities and Exchange Commission.